SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 24, 2003

Gateway Financial Holdings, Inc.

North Carolina (State of incorporation)	000-33223 (Commission File Number)	56-2264354 (I.R.S. Employer Identification No.)

1145 North Road Street, Elizabeth City, North Carolina (Address of principal executive offices)	27909 (Zip Code)

Issuer’s telephone number: (252) 334-1511

This document contains 2 pages, excluding exhibits.

Item 12. Disclosure of Results of Operations and Financial Condition

On October 24, 2003, Gateway Financial Holdings, Inc. (NASDAQ: GBTS) reported financial results for the three months ended September 30, 2003.

Gateway Financial Holdings, Inc. is the holding company for Gateway Bank & Trust Co., a community bank with its principal offices in Elizabeth city, North Carolina. Gateway Bank has nine offices in Elizabeth City, Edenton, Kitty Hawk, Plymouth, and Roper, North Carolina and Chesapeake and Virginia Beach, Virginia.

The Common Stock of the Company is traded on the Nasdaq SmallCap market under the symbol GBTS. The Company also has Warrants traded on the Nasdaq SmallCap market under the symbol GBTSW.

Item 7(c): Exhibits

Exhibit 99:	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By:	/s/ Daniel B. Berry

Daniel B. Berry President and Chief Executive Officer
Date:	October 29, 2003